Cane Clark llp		3273 E. Warm Springs Las Vegas, NV 89120
Kyleen E. Cane*	Bryan R. Clark^	Telephone: 702-312-6255
Joe Laxague~	Scott P. Doney~	Facsimile: 702-944-7100
Email: bclark@caneclark.com

January 23, 2008

Jumpkicks, Inc.
1018 Klamath River Avenue
Henderson, NV 89002

Re:    Jumpkicks, Inc., Registration Statement on Form SB-2

Ladies and Gentlemen:

We have acted as counsel for Jumpkicks, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 860,000 shares of the Company’s common stock.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto dated January 23, 2008; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the selling shareholders is validly issued, fully paid and non-assessable.  This opinion is based on Nevada general corporate law, which includes the statutory provisions, all applicable provision of the Nevada Constitution, and reported judicial decisions interpreting these laws.

Very truly yours,

CANE CLARK LLP

/s/ Bryan R. Clark
Bryan R. Clark , Esq.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE CLARK LLP

/s/ Bryan R. Clark
Bryan R. Clark , Esq.

*Licensed Nevada, California, Washington and Hawaii Bars;
^ Nevada, Colorado and District of Columbia Bars ~Nevada